EXHIBIT 99.1

FOR IMMEDIATE RELEASE
THURSDAY, APRIL 30, 2009

FOR FURTHER INFORMATION:

Bill Hodges
Chief Financial Officer
919-913-1030

POZEN REPORTS FIRST QUARTER 2009 RESULTS

Treximet® Q1 2009 Total Prescriptions 14% Higher Than Q4 2008 *

Chapel Hill, N.C., April 30, 2009 — POZEN Inc. (NASDAQ: POZN), today announced results for the first quarter ended March 31, 2009.

First Quarter Results

POZEN reported a net loss of ($3.5) million, or ($0.12) per share on a diluted basis, for the first quarter of 2009, compared to a net loss of ($7.4) million, or ($0.25) per share on a diluted basis, for the first quarter of 2008.

For the first quarter of 2009, POZEN reported revenue of $8.8 million resulting from the amortization of upfront payments received pursuant to the collaboration agreement with AstraZeneca of $3.1 million, Treximet® royalties of $1.0 million, and revenue from development work performed under the AstraZeneca agreement of $4.7 million. Revenue for the first quarter ended March 31, 2008 totaled $7.8 million.

Operating expenses for the first quarter of 2009 totaled $12.5 million as compared to $16.0 million for the comparable period in 2008. The decrease in operating expenses was primarily due to a decrease in costs associated with the PN 400 program.

At March 31, 2009, cash, cash equivalents and short-term investments totaled $52.3 million compared to $61.7 million at December 31, 2008. The Company has an accounts receivable balance of $5.9 million from AstraZeneca and GlaxoSmithKline at March 31, 2009.

Corporate Highlights

Treximet
Treximet net sales totaled $20.3 million for GlaxoSmithKline in the first quarter of 2009, generating royalty revenue of $1.0 million for POZEN. According to IMS Health, total prescriptions of Treximet in the first quarter of 2009 were 14% higher than the fourth quarter of 2008. Total prescriptions in March 2009 were 30% higher than January 2009 and 27% higher than February 2009, reflecting success of the promotional efforts by GlaxoSmithKline.*

PN 400 Program
Upon evaluation of the PN 400 clinical program, AstraZeneca will make a final determination regarding the New Drug Application (NDA) filing with the United States Food and Drug Administration (FDA). The NDA submission is planned for mid-2009. Pursuant to the collaboration agreement, POZEN expects to receive a $10 million milestone payment from AstraZeneca upon acceptance of the NDA by the FDA.

PA Program
In February 2009, POZEN received written confirmation from the FDA that endoscopic gastric ulcer incidence was an acceptable endpoint for the Phase 3 clinical studies the Company proposed in its Special Protocol Assessment submission for PA32540. The Company is planning to begin Phase 3 studies in late summer of 2009. POZEN does not plan to seek a license partner for PA32540 until after the commercialization strategy for the PA products is finalized.

* Note: This information is an estimate derived from the use of information under license from the following IMS Health information service: NPA™ Plus for the period October 2008 – March 2009. IMS expressly reserves all rights, including rights of copying, distribution and republication.

First Quarter Results Webcast

POZEN will hold a webcast to present first quarter 2009 results and management’s outlook on Thursday, April 30, 2009 at 11:00 a.m. Eastern time. The webcast can be accessed live and will be available for replay at www.pozen.com.

About POZEN

POZEN is a pharmaceutical company committed to developing therapeutic advancements for diseases with unmet medical needs where it can improve efficacy, safety, and/or patient convenience. POZEN’s efforts are focused primarily on the development of pharmaceutical products for the treatment of acute and chronic pain and other pain-related conditions. POZEN has development and commercialization alliances with GlaxoSmithKline for Treximet, which was approved in 2008 by the United States Food and Drug Administration for the acute treatment of migraine attacks, with or without aura, in adults, and with AstraZeneca for proprietary fixed dose combinations of naproxen with the proton pump inhibitor esomeprazole magnesium in a single tablet for conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID-associated gastric ulcers. The Company’s common stock is traded on The NASDAQ Stock Market under the symbol “POZN”. For detailed company information, including copies of this and other press releases, see POZEN’s website: www.pozen.com.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on GlaxoSmithKline for the sales and marketing of Treximet; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Annual Report on Form 10-K for the period ended December 31, 2008. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Financial Tables to Follow…

POZEN Inc.
Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue:
Licensing revenue	$4,103,620	$3,851,082
Development revenue	4,654,762	3,977,908
Total revenue	8,758,382	7,828,990
Operating expenses:
General and administrative	4,427,992	2,848,973
Research and development	8,025,356	13,112,534
Total operating expenses	12,453,348	15,961,507
Other Income:
Interest and other income, net	231,707	761,264
Net loss attributable to common stockholders	$(3,463,259)	$(7,371,253)

Basic and diluted net loss per common share	$(0.12)	$(0.25)

Shares used in computing basic and diluted net loss per common share	29,788,802	29,723,563

POZEN Inc.
Balance Sheets
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$22,087,027	$26,119,249
Investments	30,219,119	35,562,723
Accounts Receivable	5,883,246	8,119,435
Prepaid expenses and other current assets	330,132	562,161
Total current assets	58,519,524	70,363,568
Equipment, net of accumulated depreciation	60,788	72,563
Total assets	$58,580,312	$70,436,131

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,239,239	$7,328,428
Accrued compensation	696,544	2,172,314
Accrued expenses	3,838,754	5,737,254
Deferred revenue	12,344,708	12,344,708
Total current liabilities	21,119,245	27,582,704

Long-term liabilities:
Deferred revenue	4,114,903	7,201,080
Total liabilities	25,234,148	34,783,784

Total stockholders’ equity	33,346,164	35,652,347
Total liabilities and stockholders’ equity	$58,580,312	$70,436,131

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